UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 28, 2013
Date of Report (Date of earliest event reported)

TWO RIVER BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

766 Shrewsbury Avenue, Tinton Falls, New Jersey		07724
(Address of principal executive offices)		(Zip Code)

(732) 389-8722 Registrant’s telephone number, including area code

COMMUNITY PARTNERS BANCORP
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 8, 2013, the shareholders of Community Partners Bancorp (the “Company”) approved an amendment to the Company’s certificate of incorporation changing the Company’s name to Two River Bancorp.  In conjunction with the approval of the name change, the Company amended its bylaws to reflect the name change.  No other changes were made to the bylaws.

The amendments to the certificate of incorporation and the bylaws were effective as of 12:01 a.m. on June 28, 2013.  The amended and restated certificate of incorporation and the amended and restated bylaws reflecting the name change are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein in their entirety by reference.

Item 8.01                      Other Events.

In connection with the change of the Company’s name, on June 28, 2013, the Company announced that the Company’s common stock, which trades on the NASDAQ Stock Market, ceased trading under ticker symbol “CPBC” on June 27, 2013 and on June 28, 2013, commenced trading under the ticker symbol “TRCB.”  The CUSIP number for the Company’s common stock also changed from 204018105 to 90207C105.  A copy of the press release is furnished as part of this Form 8-K and is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits:

3.1	Amended and Restated Certificate of Incorporation of Two River Bancorp, effective as of June 28, 2013.
3.2	Amended and Restated Bylaws of Two River Bancorp, effective as of June 28, 2013.
99.1	Press Release of Two River Bancorp, dated June 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY PARTNERS BANCORP

Dated: June 28, 2013

	By:	/s/ A. Richard Abrahamian
A Richard Abrahamian
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Two River Bancorp, effective as of June 28, 2013
3.2	Amended and Restated Bylaws of Two River Bancorp, effective as of June 28, 2013
99.1	Press Release of Two River Bancorp, dated June 28, 2013